Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Special Financial Report of Beacon Topco, Inc. (the “Company”) on Form 10-K for the fiscal year ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 2, 2026	/s/ William Enright
Name: William Enright
Title: Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)